UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2025
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7812 Palm Parkway	Orlando,	FL	32836
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Support Agreement with Impactive Capital LP.
On May 27, 2025, Marriott Vacations Worldwide Corporation (the “Company”) entered into a Support Agreement (the “Support Agreement”) with Impactive Capital LP and certain of its affiliates signatory thereto (collectively, “Impactive Capital”). Pursuant to the Support Agreement, the Company agreed to appoint Christian A. Asmar (the “New Director”) to the Company’s Board of Directors (the “Board”). Mr. Asmar has been appointed to the Compensation Policy Committee of the Board. The Support Agreement provides for customary director replacement procedures in the event Mr. Asmar ceases to serve as a director under certain circumstances as specified in the Support Agreement.
The Support Agreement also includes, among other provisions, certain standstill and voting commitments by Impactive Capital. The standstill period extends until 12:01 a.m. on the 30th day prior to the advance notice deadline for making director nominations at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”). However, if the Company confirms in writing that it will renominate the New Director for election at the 2026 Annual Meeting and the New Director consents to the renomination, then the standstill obligations will extend until the later of (x) 12:01 a.m. on the 30th day prior to the advance notice deadline for making director nominations at the 2027 annual meeting of stockholders and (y) the date on which the New Director is not a member of the Board.
Impactive Capital’s standstill commitments include its agreement not to, among other things and subject to certain exceptions, (i) solicit proxies or written consents of stockholders to vote securities, (ii) encourage, advise or influence any other person or assist any third party with respect to the giving or withholding of any proxy, (iii) present at any annual meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or seek the removal of any member of the Board or propose any nominee for election to the Board or seek representation on the Board, (iv) effect or seek to effect, any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization, or other business combination involving the Company or substantially all of the assets of the Company or (v) acquire cumulative ownership in excess of 12% of the outstanding common stock. Additionally, during the standstill period, Impactive Capital has agreed to vote for all directors nominated by the Board for election at a stockholder meeting and the Company and Impactive Capital have agreed to a certain mutual non-disparagement provision.
The foregoing summary of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The information set forth in Item 1.01 is incorporated herein by reference.
(d) Appointment of Director
The Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, voted to appoint Christian A. Asmar as a director of the Board and a member of the Compensation Policy Committee effective upon execution of the Support Agreement, in each case, in accordance with the terms of the Support Agreement, as described in Item 1.01 hereof and filed as an exhibit herewith. Other than as described in Item 1.01 hereof, there are no arrangements or understandings between Mr. Asmar and any other person pursuant to which he was appointed as a director. There are no family relationships between Mr. Asmar and any other director of the Company or executive officers of the Company. Mr. Asmar is not a party to any agreement or transaction that would require disclosure under Item 404(a) of Regulation S-K other than the Support Agreement described in Item 1.01 hereof. In connection with Mr. Asmar’s appointment, the Board increased the size of the Board to 12 directors. Mr. Asmar was appointed to serve as a member of the Board until the 2026 Annual Meeting or until his respective successor is duly elected and qualified.
Mr. Asmar will be entitled to applicable cash retainer fees and an annual equity grant pursuant to the Company’s director compensation arrangements under terms consistent with those previously disclosed by the Company.
Christian Asmar, age 42, is co-founder and Managing Partner of Impactive Capital LLC, an active investment management firm based in New York that serves some of the largest pension, endowment and foundations globally. Prior to founding Impactive, from June 2010 to January 2018, Mr. Asmar was a Managing Director and Investing Partner at Blue Harbour Group, a leading activist investment firm. Mr. Asmar led many of the firm's investments where he advised CEOs and boards of public companies on capital allocation, ESG issues, and strategic considerations. Prior to joining Blue Harbour, from June 2006 to June 2010, Mr. Asmar was a founding team member of Morgan Stanley Infrastructure Partners (MSIP), where he worked in infrastructure investments in the energy, transportation and social infrastructure sectors and served on the board of multi-billion dollar private infrastructure assets. Prior to his tenure at MSIP, Mr. Asmar worked in the Investment Banking division at Morgan Stanley where he structured and executed project level financings in emerging markets and Latin America. Mr. Asmar served on the Board of Avid Technology, Inc. [Nasdaq: AVID] from November 2019 to November 2023.
Mr. Asmar graduated magna cum laude from Princeton University with a B.S.E. in Operations Research & Financial Engineering and minors in Finance, Engineering & Management Systems and Robotics & Intelligent Systems.
Item 7.01     Regulation FD Disclosure.
On May 27, 2025, the Company and Impactive Capital issued a joint press release announcing the appointment of Mr. Asmar as a director of the Board. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Support Agreement, dated May 27, 2025, between Impactive Capital LP and Marriott Vacations Worldwide Corporation
99.1	Joint Press Release issued by Impactive Capital LP and Marriott Vacations Worldwide Corporation on May 27, 2025
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated:	May 27, 2025	By:	/s/ Jason P. Marino
		Name:	Jason P. Marino
		Title:	Executive Vice President and Chief Financial Officer
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